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                                                                    EXHIBIT 99.1

PRELIMINARY PROXY

PROXY                   AMVESTORS FINANCIAL CORPORATION
                             415 S.W. EIGHTH AVENUE
                              TOPEKA, KANSAS 66603
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 SPECIAL MEETING OF STOCKHOLDERS, APRIL 8, 1996
    The undersigned hereby appoints Ralph W. Laster, Jr. and Mark V. Heitz, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Special Meeting of Stockholders of AmVestors Financial Corporation (the "Company"), to be held on April 8, 1996, commencing at 9:00 a.m. local time, at the Doubletree Hotel, (near Kansas City International Airport) 8801 N.W. 112th Street, Kansas City, Missouri 64153, and at any and all adjournments thereof, according to the number of votes which the undersigned would possess if personally present, for the purpose of considering and taking action upon the following, as more fully set forth in the Joint Proxy Statement/Prospectus of the Company and Financial Benefit Group, Inc. ("FBG") dated March 1, 1996.
    1. Approval of the Agreement and Plan of Merger dated as of September 8, 1995 by and among the Company, AmVestors Acquisition Subsidiary, Inc., a wholly owned subsidiary of the Company, and Financial Benefit Group, Inc., as amended (the "Merger Agreement") and the transactions contemplated thereby including the issuance of up to an aggregate of 5.1 million shares of AmVestors Common Stock to the stockholders and certain Option and Warrant holders of FBG:

       / / FOR               / / AGAINST               / / ABSTAIN
    2. Approval of an Amendment to the 1989 AmVestors Financial Corporation Non-Qualified Stock Option Plan in order to increase the number of shares of AmVestors Common Stock issuable under such Plan by 275,000 shares and to otherwise modify such Plan to allow the issuance of Options in connection with the Merger contemplated by the Merger Agreement.

       / / FOR               / / AGAINST               / / ABSTAIN
    3. In their discretion with respect to such other business as properly may come before the meeting (including, without limitation, adjournment of such meeting in order to allow for additional solicitation of stockholder votes in order to obtain a quorum or in order to obtain more votes in favor of the Merger Agreement) or any adjournments or postponements thereof.

       / / FOR               / / AGAINST               / / ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS.

                                             Dated:                       , 1996

                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                  Signature if held jointly

                                             Please sign exactly as name(s)
                                             appear on this proxy card. When
                                             shares are held by joint tenants,
                                             both should sign. When signing as
                                             attorney-in-fact, executor,
                                             administrator, personal
                                             representative, trustee or
                                             guardian, please give full title as
                                             such. If a corporation, please sign
                                             in full corporate name by President
                                             or other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

          PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN THIS PROXY CARD
                          USING THE ENCLOSED ENVELOPE